Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Dominion Energy Midstream GP, LLC, the general partner of Dominion Energy Midstream Partners, LP (“Dominion Energy Midstream”), certify that:

1.	the Annual Report on Form 10-K for the year ended December 31, 2017 (the “Report”), of Dominion Energy Midstream to which this certification is an exhibit fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dominion Energy Midstream as of December 31, 2017, and for the period then ended.

/s/ Thomas F. Farrell, II
Thomas F. Farrell, II President and Chief Executive Officer Of Dominion Energy Midstream GP, LLC (the general partner of Dominion Energy Midstream Partners, LP) February 27, 2018

/s/ Mark F. McGettrick
Mark F. McGettrick Executive Vice President and Chief Financial Officer Of Dominion Energy Midstream GP, LLC (the general partner of Dominion Energy Midstream Partners, LP) February 27, 2018